EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

U.S. Securities and Exchange Commission

Washington, DC 20549

Ladies and Gentlemen:

I hereby consent to the incorporation and use in this Registration Statement of BookMerge Technologies, Inc. on Form 8K/A3 of my audit report, dated February 7, 2011, relating to the accompanying balance sheet of Extreme Green Technologies Inc. as of December 31, 2010 and 2009 and the related statements of operations, stockholders’ equity, and cash flows which appears in such Registration Statement.

I also consent to the reference to my audit business under the title “Experts” in the Registration Statement 8K/A3.

/s/ John Kinross-Kennedy, CPA

John Kinross-Kennedy, CPA

Irvine, California

March 28, 2011